ADDENDUM D

         NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT, SAID SHARES OR ANY INTEREST THEREIN MAY BE EFFECTED WITHOUT, AMONG SATISFYING OTHER CONDITIONS, (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO,
         (II) AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH REGISTRATION IS NOT REQUIRED OR (III) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


                         Void after 5:00 p.m., Utah Time
                              on September 29, 2011


                        SIMON TRANSPORTATION SERVICES INC.


                               WARRANT TO PURCHASE
                           SERIES II PREFERRED SHARES


                           --------------------------



         This certifies that as of September 30, 2001 (the "Grant Date"), for value received, Interstate Equipment Leasing, Inc., an Arizona corporation (the "Purchaser") or registered assigns (the Purchaser or such assignee, as applicable, being referred to herein as the "Holder"), is entitled to ONE HUNDRED THIRTY THOUSAND AND FORTY-TWO (130,042) warrants, each such warrant entitling the Holder to purchase one (1) Series II Preferred Share, par value $0.01 per share (each a "Series II Preferred Share" and collectively, the "Series II Preferred Shares"), of Simon Transportation Services Inc., a Nevada corporation (the "Company"), at a price of Sixteen and 00/100 Dollars ($16.00) per share (the "Exercise Price") (such warrants and this certificate evidencing such warrants being referred to herein, collectively, as this "Warrant"). The number of shares of Series II Preferred Shares to be received upon the exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

         1. Exercise of Warrant. Subject to the provisions of Section 2 below, this Warrant may be exercised, in whole or in part, at any time or from time to time on or after the Grant Date, but in any event no later than 5:00 p.m., Utah time, on September 29, 2011, or if such date is a day on which federal or state-chartered banking institutions in Utah are authorized by law to close, then on the next succeeding day which shall not be such a day; provided, however, no portion of this Warrant may be exercised with respect to fewer than forty thousand (40,000) Warrant Shares at any one time, as such number is adjusted from time to time in accordance with Section 7 below. Such exercise shall be effective upon presentation and surrender to the Company at its principal office or at the office of its stock transfer agent, if any, of a copy of this Warrant with the duly executed Notice of Exercise form set forth on Exhibit A (attached hereto and made a part hereof by this reference) (the "Notice of Exercise"). The Notice of Exercise must be accompanied by payment, in cash or by certified or official bank check, payable to the order of the Company, in the amount of the Exercise Price for the number of the Warrant Shares, together with all transfer and similar taxes applicable upon such exercise for which the Company must withhold. The Company may require the Holder to execute such further documents and make certain representations and warranties as the Company deems necessary to ensure compliance with exemptions from applicable federal and state securities laws as required by Section 2 below.

         2. Compliance with Securities Laws. This Warrant may not be exercised by the Holder unless at the time of exercise (i) a registration statement registering the Warrant Shares upon such exercise is effective under the Securities Act of 1933, as amended (and together with the rules and regulations promulgated thereunder, collectively, the "Securities Act"), or the transaction in which such Warrant Shares are to be issued is exempted from the application of the registration requirements of the Securities Act, and (ii) the Warrant Shares have been registered or qualified under any applicable state securities laws or an exemption from registration or qualification is available under such laws. This Warrant may not be exercised so long as the Holder is in default under the representations, warranties or covenants of this Warrant.

         3. Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company hereby covenants and agrees that at all times during the period this Warrant is exercisable it shall reserve from its authorized and unissued Series II Preferred Shares for issuance and delivery upon exercise of this Warrant such number of shares of its Series II Preferred Shares as shall be required for issuance and delivery upon exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Series II Preferred Shares upon the exercise of this Warrant.

         4. Fractional Shares. No fractional shares or stock representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall, in its sole discretion, either (i) pay cash equal to the product of such fraction multiplied by the fair market value of one share of Series II Preferred Shares on the date of exercise, as determined in good faith by the Company's Board of Directors or (ii) issue the next largest whole number of Warrant Shares.

         5. Transfer, Exchange, Assignment or Loss of Warrant or Certificates.

                  (a) This Warrant may not be assigned or transferred except as provided herein and in accordance with and subject to the provisions of the Securities Act and any other applicable federal and state securities laws. Any purported transfer or assignment made other than in accordance with this Section 5 and Section 8 hereof shall be null and void and of no force and effect.

                  (b) This Warrant shall be transferable only upon the receipt by the Company of an opinion of counsel satisfactory to the Company to the effect that (i) the transferee is a person to whom the Warrant may be legally transferred without registration under the Securities Act or any state securities laws; and (ii) such transfer will not violate any applicable law or governmental rule or regulation including, without limitation, any applicable federal or state securities law.

                  (c) Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the duly executed Assignment Form set forth on Exhibit B attached hereto and made a part hereof by this reference and funds sufficient to pay any transfer tax. In such event, the Company shall execute and deliver a new Warrant in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the principal office of the

Company together with a written notice signed by the Holder thereof, specifying the names and denominations in which new Warrants are to be issued. The terms "Warrant" and "Warrants" as used herein include any Warrants in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.

                  (d) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate representing Warrant Shares issued upon the exercise hereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, and, in the case of any such mutilation, upon surrender and cancellation of this Warrant or such stock certificate, the Company will execute and deliver a new Warrant or stock certificate of like tenor and date, and any such lost, stolen, destroyed or mutilated Warrant or stock certificate shall thereupon become void.

                  (e) Each of the Holders of this Warrant, the Warrant Shares or any other security issued or issuable upon exercise of this Warrant shall indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or any such person may become subject under the Securities Act or any statute or common law, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon the disposition by such Holder of the Warrant, the Warrant Shares or other such securities in violation of the terms of this Warrant.

         6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder by virtue hereof are limited to those expressed in this Warrant.

         7. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Subdivision or Combination of Series II Preferred Shares. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Series II Preferred Shares into a greater number of shares, or combines (by reverse stock split or otherwise) its outstanding shares of Series II Preferred Shares into a smaller number of shares, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. If the Holder is entitled to receive shares of two or more classes of capital stock of the Company pursuant to the foregoing upon exercise of the Warrant, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Series II Preferred Shares in this Section 7. An adjustment made pursuant to this subsection 7(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever such a payment, subdivision or combination is made.

                  (b) Adjustment in Exercise Price. When the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as provided in subsection 7(a), the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                  (c) Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 7. The foregoing provisions of this subsection 7(c) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. As a condition to effecting any merger or consolidation of the Company or a sale of substantially all of its assets, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to the Holder an agreement as to the Holder's rights in accordance with this subsection 7(c), providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.

                  (d) Reclassification. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 7.

                  (e) Certain Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall make a distribution of its assets to it stockholders as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law, the Holder shall, upon exercise of this Warrant, be entitled to receive, in addition to the number of shares of Series II Preferred Shares receivable thereupon, and without payment of any additional consideration therefor, a sum equal to the amount of such assets as would have been payable to him as owner of that number of shares of Series II Preferred Shares receivable by exercise of this Warrant had he been the Holder of record of such Series II Preferred Shares on the record date for such distribution, or if no such record date is taken, as of the date of such distribution, and an appropriate provision therefor shall be made a part of any such distribution.

                  (f) Issuance of Additional Shares of Capital Stock. If the Company at any time while this Warrant remains outstanding and unexpired shall issue any Additional Shares of Capital Stock (as defined below) (otherwise than as provided in the foregoing subsections (7)(a) through (7)(e) above) at a price per share less, or for other consideration lower, than the Exercise Price (the "Lower Price"), then upon such issuance the Exercise Price in effect immediately prior to such issuance shall be adjusted to equal the Lower Price. In determining the Lower Price in connection with issuances of the Company's Class A Common Stock ("Common Stock") pursuant to this subsection 7(f), and for purposes of subsections 7(g) and 7(h), the issue price per share of the Common Stock should be multiplied by the number of shares of Common Stock each share of Series II Preferred Shares is convertible into. The provisions of this subsection 7(f) shall not apply under any of the circumstances for which an adjustment is provided in subsections 7(a) through 7(e). No adjustment of the Exercise Price shall be made under this subsection 7(f) upon the issuance of any Additional Shares of Capital Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any such adjustments shall previously have been made upon the issuance of any such warrants, options or other rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) pursuant to subsections 7(g) or 7(h) hereof. As used herein, "Additional Shares of Capital Stock" shall mean any shares of Common Stock, the Company's Series I Preferred Shares, or Series II Preferred Shares (collectively, "Capital Stock"), except any shares of Capital Stock issued through the exercise of options pursuant to a stock option, equity, or similar plan of the Company approved by the Company's stockholders and directors.

                  (g) Issuance of Warrants, Options or Other Rights. In case the Company shall issue any warrants, options or other rights to subscribe for or purchase any Additional Shares of Capital Stock and the price per share for which Additional Shares of Capital Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be a Lower Price, then upon such issuance the Exercise Price shall be adjusted as provided in subsection7(f) hereof on the basis that the aggregate consideration for the Additional Shares of Capital Stock issuable pursuant to such warrants, options or other rights, shall be deemed to be the consideration received by the Company for the issuance of such warrants, options, or other rights plus the additional consideration payable to the Company upon the exercise of such warrants, options or other rights.

                  (h) Issuance of Convertible Securities. In case the Company shall issue any securities (debt or equity) convertible into Additional Shares of Capital Stock and the consideration per share for which Additional Shares of Capital Stock may at any time thereafter be issuable pursuant to the terms of such convertible securities shall be a Lower Price, then upon such issuance the Exercise Price shall be adjusted as provided in subsection 7(f) hereof on the basis that (i) the maximum number of Additional Shares of Capital Stock necessary to effect the conversion or exchange of all such convertible securities shall be deemed to have been issued as of the date of issuance of such convertible securities, and (ii) the aggregate consideration for such maximum number of Additional Shares of Capital Stock shall be deemed to be the consideration paid or payable to the Company in respect of the subscription for or purchase of such convertible securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such convertible securities. No adjustment of the Exercise Price shall be made under this subsection upon the issuance of any convertible securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to subsection 6(g) hereof.

                  (i)      Other  Provisions  Applicable  to  Adjustments  Under
this  Section.   The  following provisions  will be applicable to the making of adjustments  in the Exercise  Price  hereinabove  provided in this Section 7:

                           (i) Computation of Consideration. To the extent that any Additional Shares of Capital Stock or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Capital Stock, or any securities (debt or equity) convertible into Additional Shares of Capital Stock shall be issued for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Capital Stock or convertible securities (debt or equity) are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Capital Stock or convertible securities (debt or equity) are sold to underwriters or dealers for public offering without a subscription offering, or through underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or incurred by the Company for and in the underwriting of, or otherwise in connection with the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Company's Board of Directors. In case of the issuance at any time of any Additional Shares of Capital Stock or convertible securities (debt or equity) in payment or satisfaction of any dividend upon any class of stock preferred as to dividends in a fixed amount, the Company shall be deemed to have received for such Additional Shares of Capital Stock or convertible securities a consideration equal to the amount of such dividend so paid or satisfied.

                           (ii) Other Action Affecting Capital Stock. In case after the date hereof the Company shall take any action affecting the Capital Stock, other than an action described in any of the foregoing subsections
                           (6)(a) to (6)(h) hereof, inclusive, which in the opinion of the Company's Board of Directors would have a materially adverse effect upon the rights of the Holder to purchase the Warrant Shares, the Exercise Price shall be adjusted in such manner and at such time as the Board of Directors may in good faith determine to be equitable in the circumstances.

                  (j) Notice of Certain Actions. Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which will require an adjustment or readjustment pursuant to this Section 7, the Company shall give notice to the Holder of such event, describing in such detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to the Holder of such adjustment and computation promptly after such adjustment becomes determinable.

         8.       Transfer to Comply with the Securities Act.

                  (a) Neither this Warrant, the Warrant Shares, any other security issued or issuable upon exercise of this Warrant, nor any interest therein may be sold, transferred or otherwise disposed of except to a person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom this Warrant or such Warrant Shares may legally be transferred pursuant to Section 5 hereof without registration and without the delivery of a current prospectus under the Securities Act with respect thereto, and then only upon compliance by the Holder and such purchaser with the requirements of
Section 5 and receipt by the Company of an agreement of such person to comply with the provisions of this Warrant with respect to any resale or other disposition of this Warrant and/or such securities, as applicable.

                  (b) If the Warrant Shares are not subject to an effective registration statement under the Securities Act and applicable state securities laws, the Holder shall represent that the Warrant Shares to be issued upon exercise hereof are being acquired for the account of the Holder for investment purposes and not with a view to, or for resale in connection with, the distribution thereof and that the Holder will not offer, sell or otherwise dispose of such Warrant Shares except under circumstances which will not result in a violation of the Securities Act and all applicable state securities laws. The Holder represents that the Holder has no present intention of distributing or reselling the Warrant Shares.

                  (c) The Company may cause the following legend, or one of similar substance, to be set forth on each certificate representing Warrant Shares or any other security issued or issuable upon exercise of this Warrant, unless the Holder delivers an opinion of counsel satisfactory to the Company that such legend is unnecessary:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO ANY STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH ARE FIRST REGISTERED PURSUANT TO THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS THE COPORATION RECEIVES A WRITTEN OPINION OF COUNSEL WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED.

         9. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Nevada.

         10. Modification and Waiver. This Warrant and any provision hereof may be modified, amended, waived or discharged only by an instrument in writing signed by the party against which enforcement of the same is sought.

         11. Notice. Notices and other communications to be given to the Holder shall be delivered by hand or mailed, postage prepaid, to such address as the Holder shall have designated by written notice to the Company as provided in this Section. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed postage prepaid to the Company at 5175 West 2100 South, West Valley City, Utah 84120, Attn: Chief Executive Officer, or such other address as the Company shall have designated by written notice to the Holder as provided in this Section. Notice by mail shall be deemed given when deposited in the United States mail, postage prepaid, as herein provided.

         12. Construction. The descriptive headings of the several paragraphs and sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. Unless otherwise indicated, references to sections shall be construed as references to the corresponding sections of this Warrant.





                ** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

         IN WITNESS WHEREOF, the Company and the Purchaser have executed this Warrant effective as of the date first written above.


                                        SIMON TRANSPORTATION SERVICES INC.,
                                        a Nevada corporation



                                        By:___________________________________

                                           Jon Isaacson, Chief Executive Officer



                                        INTERSTATE EQUIPMENT LEASING, INC.,
                                        an Arizona corporation



                                        By:____________________________________
                                           Jerry Moyes, President

                                    EXHIBIT A


                               NOTICE OF EXERCISE



TO:      SIMON TRANSPORTATION SERVICES INC. (the "Company"):



        1. The undersigned holder of the attached warrant (the "Warrant") hereby elects to purchase _____________________ Warrant Shares (as defined in the Warrant).

        2. Please issue a certificate or certificates representing such Warrant Shares in the name of the undersigned.



---------------
       (DATE)

                                         ---------------------------------------
                                                       (SIGNATURE)

                                         ---------------------------------------
                                                  (PRINT OR TYPE NAME)

                                    EXHIBIT B


                                 ASSIGNMENT FORM


                                                     Dated: ____________________


        FOR VALUE RECEIVED, _____________________ hereby sells, assigns, and transfers unto ______________________ (please type or print) ______________________________ (address) the right to purchase Series II Preferred Shares represented by the warrant attached hereto to the extent of _____________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint Simon Transportation Services Inc. (the "Company") and/or its transfer agent as attorney to transfer the same on the books of the Company with full power of substitution in the premises.



                                         ---------------------------------------
                                                       (SIGNATURE)